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                                   EXHIBIT 16




July 13, 1999



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C.



Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Synthetic Blood International, Inc. dated July 9, 1999.


Yours truly,


/s/ Deloitte & Touche LLP





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